ATTACHMENT A

                                ACUSPHERE, INC.

BURR, EGAN, DELEAGE & CO. DIRECTLY OR INDIRECTLY PROVIDES INVESTMENT ADVISORY
SERVICES TO VARIOUS VENTURE CAPITAL FUNDS, INCLUDING ALTA V LIMITED PARTNERSHIP
("ALTA V") AND CUSTOMS HOUSE PARTNERS("CUSTOMS HOUSE"). AT MAY 10, 2004, THE
BENEFICIAL OWNERSHIP WAS AS FOLLOWS:

    COMMON   SHARES

    ALTA V LIMITED PARTNERSHIP         851,644
    CUSTOMS HOUSE PARTNERS               8,949
                                       -------
                TOTAL:                 860,593

THE RESPECTIVE GENERAL PARTNERS OF THESE FUNDS EXERCISE SOLE VOTING AND
INVESTMENT POWER WITH RESPECT TO THE SHARES HELD BY SUCH FUNDS.

THE PRINCIPALS OF BURR, EGAN, DELEAGE & CO. ARE GENERAL PARTNERS OF ALTA V
MANAGEMENT PARTNERS, L.P. (THE GENERAL PARTNER OF ALTA V ) AND CUSTOMS HOUSE
PARTNERS. AS GENERAL PARTNERS OF THE FUNDS, THEY MAY BE DEEMED TO SHARE VOTING
AND INVESTMENT POWERS FOR THE SHARES HELD BY THE FUNDS. THESE PRINICPALS
DISCLAIM BENEFICIAL OWNERSHIP OF ALL SUCH SHARES HELD BY ALL OF THE
AFOREMENTIONED FUNDS EXCEPT TO THE EXTENT OF THEIR PROPORTIONATE PECUNIARY
INTERESTS THEREIN.

MR. TERRANCE MCGUIRE, A DIRECTOR OF THE COMPANY, IS A GENERAL PARTNER OF ALTA V
MANAGEMENT PARTNERS, L.P. AS GENERAL PARTNER OF THE FUND, HE MAY BE DEEMED TO
SHARE VOTING AND INVESTMENT POWERS WITH RESPECT TO THE SHARES HELD BY THE FUND.
MR. MCGUIRE DISCLAIMS BENEFICIAL OWNERSHIP OF ALL THE SHARES HELD BY ALTA V
LIMITED PARTNERSHIP EXCEPT TO THE EXTENT OF HIS PROPORTIONATE PECUNIARY INTEREST
THEREIN. MR. MCGUIRE ALSO DISCLAIMS BENEFICIAL OWNERSHIP TO ALL THE SHARES OF
CUSTOMS HOUSE PARTNERS. ---

ADDITIONALLY, MR. MCGUIRE IS A MEMBER OF POLARIS VENTURE MANAGEMENT CO., LLC
WHICH IS THE GENERAL PARTNER OF BOTH POLARIS VENTURE PARTNERS L.P. AND POLARIS
VENURE PARTNERS FOUNDERS' FUND, L.P., TWO OTHER SHAREHOLDERS OF THE COMPANY. MR.
MCGUIRE'S ADDRESS IS C/O POLARIS VENTURE PARTNERS.

ON MAY 11, 2004, ALTA V DISTRIBUTED 421,379 SHARES OF COMMON STOCK TO 1) ITS
GENERAL PARTNER, ALTA V MANAGEMENT PARTNERS, L.P. (WHICH RECEIVED 77,807 SHARES)
AND 2) ITS VARIOUS LIMITED PARTNERS (WHICH RECEIVED 343,572 SHARES). AFTER THIS
DISTRIBUTION, ALTA V CONTINUES TO HOLD 430,265 SHARES AND THE BENEFICIAL
OWNERSHIP OF ALL THE FUNDS IS AS FOLLOWS:

    ALTA V LIMITED PARTNERSHIP                       430,265
    CUSTOMS HOUSE PARTNERS                             8,949
    POLARIS VENTURE PARTNERS, L.P.                   623,364
    POLARIS VENTURE PARTNERS FOUNDERS' FUND, L.P.     37,368
                                                   ---------
                      TOTAL:                       1,099,946

MR. MCGUIRE DISCLAIMS BENEFICIAL OWNERSHIP OF THE ABOVE-LISTED SHARES EXCEPT TO
THE EXTENT OF HIS PROPORTIONATE PECUNIARY INTERESTS THEREIN.